Exhibit 99.2

Introduction to Unaudited Pro Forma Condensed Combined Financial Information

On May 20, 2013 we completed our acquisition of privately-held FanTD, LLC (“FanTD”). FanTD owns and operates Fanthrowdown.com, one of the leading daily fantasy sports websites.  Launched in 2012, Fanthrowdown.com offers daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL and NBA. Its goal is to offer fantasy sports fans the absolute best play environment and the most popular gameplay styles with a perfect balance between user-friendliness and in-depth statistical analysis. We acquired of 63.12% of the outstanding membership interests of FanTD. The transaction is more fully described in Note 1 to the Unaudited Pro Forma Condensed Combined Financial Statements.

The following unaudited pro forma condensed combined financial information gives effect to the above described acquisition. The following unaudited pro forma condensed combined balance sheet combines the balance sheet of MGT Capital Investments Inc. (MGT) with FanTD as of March 31, 2013, as if the acquisition of FanTD occurred on that date. The following unaudited pro forma condensed combined statements of operations combine the results of operations of MGT with FanTD for the year ended December 31, 2012, and the three month period ended March 31, 2013, as if the acquisition of FanTD had been completed as of January 1, 2012.

The following unaudited pro forma condensed combined financial information is based on historical amounts for the year ended December 31, 2012 and the three months ended March 31, 2013 and certain amounts at the close of the acquisition. The information presented is for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have occurred had the acquisition been completed as of the beginning of the periods indicated or that may be attained in the future. Actual future results will likely be materially different from these pro forma results. This unaudited pro forma financial information should be read in conjunction with the historical financial information of MGT and FanTD included elsewhere in this report and in other reports and documents MGT files with the United States Securities and Exchange Commission.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
(In thousands except share and per share amounts)

(Unaudited)

As of March 31, 2013

	MGT Capital Investments Inc.	FanTD LLC	Pro Forma Adjustments			Pro Forma Total
	(a)	(b)				(c)
Assets:
Current assets:
Cash and cash equivalents	$2,678	$56		$(202)		$2,532
Accounts receivable	-	-				-
Prepaid expenses and other current assets	233	2				235
Total current assets	2,911	58		(202)		2,767

Non-current assets:
Restricted cash	2,039	-				2,039
Property and equipment, at cost, net	21	3		1	(d)	25
Intangible assets, net	1,743	199		20	(d)	1,962
Goodwill	-	-		5,081	(d)	5,081
Other non-current asset	-	2				2
Total assets	$6,714	$262		$4,900		$11,876

Liabilities:
Current liabilities:
Accounts payable	$203	$13	$			$216
Accrued expenses	177	-		50	(d)	227
Customer deposits	-	68				68
Other payables	21	13				34
Due to Related party		77				77
Total current liabilities	401	171		50		622

Non-current liabilities:
Derivative liability - warrants	5,044	-				5,044
Total liabilities	5,445	171		50		5,666

Commitments and contingencies
Redeemable convertible preferred stock - temporary equity
Preferred stock, Convertible Preferred Series A , $0.001 par value; 1,413,572 and 1,394,766 shares authorized at March 31, 2013 and December 31, 2012, respectively; 1,139,870 and 1,394,766 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	108	-				108
Stockholders' equity
Undesignated Preferred stock, $0.001 par value; 8,586,428 and 8,605,234 authorized at March 31, 2013 and December 31, 2012, respectively. No shares authorized, issued and outstanding at March 31, 2013 and December 31, 2012	-	-		-		-
Common stock, $0.001 par value; 75,000,000 shares authorized; 3,522,935 and 3,251,187 shares issued and outstanding at March 31, 2013 and December 2012 respectively.	4	-		-	(d)	4
Members’ equity		91		(91	)(d)	-
Additional paid in capital	283,296			3,612	(d)	286,908
Accumulated other comprehensive loss	(281)	-				(281)
Accumulated deficit	(282,570)	-		(553	)(d)	(283,123)
Total stockholders' equity - MGT Capital Investments, Inc.	449	91		2,968		3,508
Non-controlling interests	712			1,882	(d)	2,594
Total equity	1,161	91		4,850		6,102

Total stockholders' equity, liabilities and non-controlling interest	$6,714	$262		$4,900		$11,876

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE GAIN
(In thousands, except share and per share amounts)
(Unaudited)

Three months ended March 31, 2013

	MGT Capital Investments Inc.	FanTD LLC		Pro Forma Adjustments		Pro Forma Total
	(a)	(b)				(c)
Revenues:
Software and devices	$11	$				$11
Services - consulting	75					75
Gaming			44			44
	86		44			130
Cost of revenues:
Software and devices	-					-
Services - consulting	63					63
Gaming			33			33
	63		33			96

Gross margin	23		11			34

Operating expenses:
Selling, general and administrative	(1,161)		(125)	(4	)(d)	(1,290)
Research and development	-					-
	(1,161)		(125)	(4	)(d)	(1,290)

Operating loss	(1,138)		(114)	(4	)(d)	(1,256)

Other non-operating (expense) / income:
Interest and other (expense) / income	24					24
Decrease in fair value of common stock warrants	2,122					2,122
	2,146					2,146

Net income before income taxes and non-controlling interest	1,008		(114)	(4	)(d)	890

Income tax (expense)	(3)					(3)

Net income before non-controlling interest	1,005		(114)	(4	)(d)	887

Net income attributable to non-controlling interest	56					56

Net profit attributable to MGT	$1,061		$(114)	(4	)(d)	$943

Less:						-
Quarterly dividend on Preferred Series A Stock	(61)					(61)
Net income applicable to Common shareholders	$1,000		$(114)	(4	)(d)	$882

Per-share data:
Basic net income	$0.33	$				$0.26
Diluted net income per share	$0.24	$				$0.18

Weighted average number of common shares outstanding - Basic	3,075,802			300,000	(e)	3,375,802
Weighted average number of common shares outstanding - Dilutive	4,614,577			300,000	(e)	4,914,577

Net income as reported	$1,005		$(114)	(4	)(d)	$887
Other comprehensive gain:						-
Unrealized foreign exchange gains	-					-
Comprehensive gain	1,005		(114)	(4	)(d)	887
Comprehensive gain attributable to non-controlling interest	-					-
Comprehensive gain attributable to MGT	$1,005		$(114)	(4	)(d)	$887

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

For the Year Ended December 31, 2012

	MGT Capital Investments Inc.	FanTD LLC		Pro Forma adjustments			Pro Forma
	(a)	(b)					(c)
Revenues:
Software and devices	$222	$		$			$222
Services - consulting	187						187
Gaming	-		3				3
	409		3				412
Cost of revenues:
Software and devices	92						92
Services - consulting	173						173
Gaming	-		2				2
	265		2				267

Gross margin	144		1				145

Operating expenses:
Selling, general and administrative	4,551		48		66	(d)	4,665
Research and development	83						83
	4,634		48		66	(d)	4,748
							-
Operating loss	(4,490)		(47)		(66	)(d)	(4,603)

Other non-operating (expense) / income:
Interest and other (expense) / income	(99)		-				(99)
Accretion of debt discount and amortization deferred financing costs	(324)		-				(324)
Loss on extinguishment of convertible note	(355)		-				(355)
Revaluation of warrant liability	557		-				557
	(221)		-				(221)

Loss before income taxes	(4,711)		(47)		(66	)(d)	(4,824)

Income tax (expense) / benefit	(14)		-				(14)
							-
Net loss	(4,725)		(47)		(66	)(d)	(4,838)

Net loss attributable to non-controlling interest	1,121		-				1,121

Net loss attributable to MGT Capital Investments, Inc.	$(3,604)		$(47)		$(66	)(d)	$(3,717)

Less:
Warrant - Deemed Dividend (in excess of proceeds received)	(2,231)		-				(2,231)
Preferred Stock dividend	(47)		-				(47)
Net loss applicable to Common shareholders	$(5,882)		$(47)		$(66	)(d)	$(5,995)

Per-share data:
Basic net income	$(2.62)	$		$			$(2.36)
Diluted net income per share	(2.62)						(2.36)

Weighted average number of common shares outstanding - Basic	2,245,465				300,000	(e)	2,545,465
Weighted average number of common shares outstanding - Dilutive	2,245,465				300,000	(e)	2,545,465

Net loss as reported	$(4,725)		$(47)		$(66	)(d)	$(4,838)
Other comprehensive loss:
Unrealized foreign exchange gains	49						49
Comprehensive loss	(4,676)		(47)		(66	)(d)	(4,789)
Comprehensive loss attributable to non-controlling interest	1,095						1,095
Comprehensive loss attributable to MGT Capital Investments, Inc.	$(3,581)		$(47)		$(66	)(d)	$(3,694)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MGT CAPITAL INVESTMENTS, INC. AND SUBSIDIARIES
 Notes to the Pro Forma Condensed Combined Financial Statements

(unaudited)

PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed combined balance sheet give effect to the acquisition of FanTD as if the transactions had occurred on March 31, 2013.

Balance Sheet – March 31, 2013

a. Derived from the unaudited balance sheet of MGT as of March 31, 2013.

b. Derived from the unaudited balance sheet of FanTD as of March 31, 2013.

c. Reflects the consolidation of MGT and FanTD financial results.

d. Reflects the acquisition of 63.12% membership interest of FanTD and transaction cost accrued for $50,000 relating to finder’s fee expense and issuance of 100,000 shares of MGT Common stock at a price of $5.03, for an aggregate fair value of $503,000, relating to consultant expense. The total purchase consideration of FanTD, consists of the following:

1) issuance of 600,000 shares of MGT common stock at a price of $5.03 (The fair value of the purchase consideration was computed using the publicly traded closing price of the company’s common stock on May 20,2013, the date the acquisition was completed) for a total of $3,018,000

2) cash payment of $202,500 and

3) acquisition of the fair value for 37% of non-controlling interest in the amount of $1,881,686

The following table summarizes the estimated allocation of the purchase price of FanTD based on the March 31, 2013 pro forma balance sheet:

Purchase Price (in 000’s)
Cash consideration	$202
Stock consideration (600,000 shares at $5.03 closing price as of May 20, 2013 totals 3,018,000 x 50%)	1,509
50% of total stock consideration held in escrow	1,509
Fair value of non-controlling interest	1,882
Total purchase price	$5,102

Allocation of purchase price (in 000’s)
Current assets/(liabilities)	$(202)
Property and equipment	4
Intangible asset – internal developed software	186
Intangible asset- customer list	33
Goodwill	5,081
Total allocation of purchase price	$5,102

Statements of Operations – Three Months Ended March 31, 2013

a.	Derived from the audited statement of operations of MGT for the three months ended March 31, 2013.

b.	Derived from the audited statement of operations of FanTD for the three months ended March 31, 2013.

c.	Reflects the consolidation of MGT and FanTD financial results.

d.	The analysis for the allocation of the purchase price between property and equipment and intangible assets has not been finalized. For purposes of this pro forma the depreciation and amortization expense was calculated based on an expense of $17,174 recorded to selling, general and administrative expense. Amortization expense was calculated using the following economic lives: Property and equipment, 3 years; Intangible asset – customer list, 5 years, intangible asset- software and website development, 3 years. Actual future amortization will be based on the results of the asset valuation currently being performed; actual future results may differ from these pro forma results.

e.	Excludes 300,000 shares of common stock placed into an escrow account to be held for an 6-month period as security for indemnification claims that may arise in connection with the asset purchase transaction. Accordingly, these shares, which are subject to recall, are excluded from the computation of basic loss per share.

Statements of Operations – Year Ended December 31, 2012

a.	Derived from the audited statement of operations of MGT for the year ended December 31, 2012.

b.	Derived from the audited statement of operations of FanTD for the year ended December 31, 2012.

c.	Reflects the consolidation of MGT and FanTD financial results.

d.	The analysis for the allocation of the purchase price between property and equipment and intangible assets has not been finalized. For purposes of this pro forma the depreciation and amortization expense was calculated based on an expense of $69,564 record to selling, general and administrative expense. Amortization expense was calculated using the following economic lives: Property and equipment, 3 years; Intangible asset – customer list, 5 years, intangible asset- software and website development, 3 years. Actual future amortization will be based on the results of the asset valuation currently being performed; actual future results may differ from these pro forma results.

e.	Excludes 300,000 shares of common stock placed into an escrow account to be held for an 6-month period as security for indemnification claims that may arise in connection with the asset purchase transaction. Accordingly, these shares, which are subject to recall, are excluded from the computation of basic loss per share.